Exhibit 5.1
April 26, 2017
Universal Technical Institute, Inc.
16220 North Scottsdale Road, Suite 100
Scottsdale, Arizona 85254
Re:    Registration Statement on Form S-8
Universal Technical Institute, Inc.
Ladies and Gentlemen:
As legal counsel to Universal Technical Institute, Inc., a Delaware corporation (the “Company”), we have assisted in the preparation of the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission on or about April 26, 2017, in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), issuable pursuant to the Company’s 2003 Incentive Compensation Plan (the “Plan”). The facts, as we understand them, are set forth in the Registration Statement.
With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:
A.    The Restated Certificate of Incorporation of the Company, as amended to date;
B.    The Amended and Restated Bylaws of the Company, as amended to date;
C.    Resolutions of the Board of Directors of the Company authorizing the issuance of the Shares;
D.    The Plan; and
E.    The Registration Statement.
Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic, and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, based solely upon our review of items A through E above, it is our opinion that the Shares will be validly issued, fully paid, and nonassessable when issued and sold in accordance with the terms of the Plan.
We express no opinion as to the applicability or effect of any laws, orders, or judgments of any state or other jurisdiction other than federal securities laws and the substantive laws of the state of Delaware, including judicial interpretations of such laws. Further, our opinion is based solely upon existing laws, rules, and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.
We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.
Very truly yours,
/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP